UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
☒
Filed by the Registrant

☐
Filed by a Party other than the Registrant

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under § 240.14a-12

Porch Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2021
TO OUR STOCKHOLDERS:
Notice is hereby given that the 2021 annual meeting of stockholders of Porch Group, Inc., a Delaware corporation (the “Company”), will be held on June 9, 2021, at 9:00 a.m. Pacific Time as a virtual meeting held entirely over the Internet, to consider the following matters, as more fully described in the proxy statement accompanying this notice:
1.
the election of three Class I directors named in the proxy statement;

2.
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.
the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 22, 2021 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
The Annual Meeting will be held entirely online via live audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and wellness of our stockholders, directors, team members, and guests. The virtual Annual Meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location. To attend the Annual Meeting, examine our list of stockholders, vote and submit your questions during the Annual Meeting, go to http://www.virtualshareholdermeeting.com/PRCH2021. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com and by the other methods described in this proxy statement. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders.
To be admitted to the Annual Meeting, please visit http://www.virtualshareholdermeeting.com/PRCH2021. You will log into the Annual Meeting by entering your unique 16-digit control number found on your proxy card or voting instruction form.
YOUR VOTE IS IMPORTANT
You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.
Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend in person.
You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 6 of the accompanying proxy statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2021
The notice of the Annual Meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at www.proxyvote.com
By order of the board of directors
Sincerely,
Matthew Ehrlichman
Chairman and Chief Executive Officer
Seattle, Washington — April 29, 2021

i

ii

PORCH GROUP, INC.
2200 1st Avenue South
Suite 300
Seattle, Washington 98134
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2021
PROXY STATEMENT
GENERAL INFORMATION
This proxy statement is furnished to stockholders of Porch Group, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors for use at our 2021 annual meeting of stockholders to be held on June 9, 2021 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held at 9:00 a.m. Pacific Time at as a virtual meeting held entirely over the Internet.
Porch Group, Inc. was formed upon the closing (the “Closing”) of the business combination (the “Business Combination” or the “Merger”) of Porch.com, Inc. (“Legacy Porch”) with PropTech Acquisition Corporation (“PTAC”), a special purpose acquisition company, on December 23, 2020 (the “Closing Date”). On the Closing Date, PTAC changed its name to “Porch Group, Inc.” PTAC was incorporated on July 31, 2019 as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 available to our stockholders electronically via the Internet at www.proxyvote.com. On or about April 29, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”), containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.
The Annual Meeting will be held entirely online via live audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and wellness of our stockholders, directors, team members, and guests. The virtual Annual Meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location. To attend the Annual Meeting, examine our list of stockholders, vote and submit your questions during the Annual Meeting, go to http://www.virtualshareholdermeeting.com/PRCH2021. Prior to the Annual Meeting, you will be able to vote at www.proxyvote.com and by the other methods described in this proxy statement. We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our stockholders.
To be admitted to the Annual Meeting, please visit http://www.virtualshareholdermeeting.com/PRCH2021. You will log into the Annual Meeting by entering your unique 16-digit control number found on your proxy card or voting instruction form.

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.
QUESTIONS AND ANSWERS
Why am I receiving these materials?
We are distributing our proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.
Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.
What proposals will be voted on at the Annual Meeting?
Stockholders will vote on two proposals at the Annual Meeting:
•
the election of three Class I directors named in this proxy statement; and

•
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

We will also consider other business, if any, that properly comes before the Annual Meeting.
What happens if other business not discussed in this proxy statement comes before the meeting?
The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law, the Company’s Chief Executive Officer and Chairman and General Counsel and Secretary will use their discretion in casting all of the votes that they are entitled to cast.
How does the board of directors recommend that stockholders vote on the proposals?
Our board of directors recommends that stockholders vote “FOR” the election of the Class I directors and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
Who is entitled to vote?
The record date for the Annual Meeting is the close of business on April 22, 2021. As of the record date, 96,114,201 shares of common stock, par value $0.0001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.
What do I need for admission to the Annual Meeting?
The Annual Meeting will be held entirely online via live audio webcast due to the public health impact of the COVID-19 pandemic and to support the health and wellness of our stockholders, directors, team members, and guests. The virtual Annual Meeting will also allow for greater participation by all of our stockholders, regardless of their geographic location.
If you are a registered stockholder or beneficial owner of common stock holding shares at the close of business on the record date, you may attend the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/PRCH2021 and logging in by entering the 16-digit control number found on your proxy card or voter instruction form. If you lost your 16-digit control number or are not a stockholder, you will be able to attend the meeting by visiting http://www.virtualshareholdermeeting.com/PRCH2021 and registering as a guest. If you enter the meeting as a guest, you will not be able to vote your shares, examine our list of stockholders or submit questions during the meeting.
You may log into the virtual annual meeting beginning at 8:45 a.m. Pacific Time on June 9, 2021 and the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. If you experience any technical difficulties during the meeting, a toll free number will be available on our virtual stockholder login site for assistance.
How can I vote my shares without attending the Annual Meeting?
If you are a holder of record of shares of common stock of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the Internet Notice or proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.
If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.
Can I change my vote or revoke my proxy?
You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:
•
delivering to the attention of the General Counsel and Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy;

•
delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•
attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).
What is a broker non-vote?
Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two). The election of the Class I directors (Proposal One) is a non-routine matter.
A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.
What constitutes a quorum?
The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Earnout Shares (as defined below) will be counted for the purpose of determining the presence of a quorum and holders thereof will be entitled to vote their Earnout Shares at the Annual Meeting. Unexercised warrants will not be counted for the purpose of determining the presence of a quorum and holders thereof will not be entitled to any vote in respect of their unexercised warrants at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.
What vote is required to approve each matter to be considered at the Annual Meeting?
Proposal One: Election of the Class I Directors Named in this Proxy Statement.
Our Amended and Restated Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. An abstention or a broker non-vote on Proposal One will not have any effect on the election of a director.
Proposal Two: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021.
The affirmative vote of the majority of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.
What is the deadline for submitting a proxy?
To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Pacific Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.
What does it mean if I receive more than one Internet Notice or proxy card?
If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.
How will my shares be voted if I return a blank proxy card or a blank voting instruction card?
If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:
•
“FOR” the election of the Class I nominees for directors named in this proxy statement; and

•
“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:
•
will be counted as present for purposes of establishing a quorum;

•
will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal Two); and

•
will not be counted in connection with the election of the Class I directors named in this proxy statement (Proposal One), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our board of directors knows of no matter to be presented at the Annual Meeting other than Proposals One and Two. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.
Who is making this solicitation and who will pay the expenses?
This proxy solicitation is being made on behalf of our board of directors. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.
Will a stockholder list be available for inspection?
A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at Porch Group, Inc. 2200 1st Avenue South, Suite 300, Seattle, WA 98134 between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at http://www.virtualshareholdermeeting.com/PRCH2021. You will need the control number included on your Internet Notice, proxy card, or voting instruction form, or otherwise provided by your bank, broker or other nominee.
What is “householding” and how does it affect me?
We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.
How can I find out the results of the voting at the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for next year’s annual meeting of the stockholders?
Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Second Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2022 annual meeting of stockholders, we must receive the proposal at our executive offices at Porch Group, Inc. 2200 1st Avenue South, Suite 300, Seattle, WA 98134, no later than December 30, 2021.
Pursuant to our Amended and Restated Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 9, 2022 and not later than March 11, 2022 and must otherwise comply with the requirements set forth in our Amended and Restated Bylaws. Any proposal or nomination should be addressed to the attention of our General Counsel and Secretary, and we suggest that it be sent by certified mail, return receipt requested.
Whom can I contact for further information?
If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our General Counsel and Secretary at Porch Group, Inc. 2200 1st Avenue South, Suite 300, Seattle, WA 98134 or by telephone at (855) 767-2400.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL ONE
ELECTION OF THE CLASS I DIRECTORS NAMED IN THIS PROXY STATEMENT
General
Our board of directors currently consists of eight directors, which are divided into three classes with staggered, three-year terms.
At the Annual Meeting, our stockholders will elect three Class I directors, whose terms will expire at the annual meeting of stockholders to be held in 2024. Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our board of directors nominated Javier Saade, Chris Terrill and Margaret Whelan for election to our board of directors as Class I directors at the Annual Meeting. Each of Messrs. Saade and Terrill and Ms. Whelan currently serves on our board of directors and has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.
There are no family relationships between or among any of our executive officers, nominees, or continuing directors.
Directors
The following table sets forth information with respect to our director nominees for election at the Annual Meeting and continuing directors as of April 29, 2021:
Name	Age	Director Since	Board Committees
Class I Director – Nominee for Election at the Annual Meeting
Javier Saade	49	December 2020	Nominating and Corporate Governance Committee (Chair), Audit Committee
Chris Terrill	53	December 2020	Compensation Committee, Mergers and Acquisitions Committee
Margaret Whelan	48	December 2020	Audit Committee, Compensation Committee
Class II Directors – Term Expiring at the 2022 Annual Meeting
Thomas D. Hennessy	36	December 2020	Compensation Committee (Chair), Mergers and Acquisitions Committee
Alan Pickerill	54	December 2020	Audit Committee (Chair), Nominating and Corporate Governance Committee
Regi Vengalil	38	December 2020	Mergers and Acquisitions Committee (Chair)
Class III Directors – Term Expiring at the 2023 Annual Meeting
Matt Ehrlichman	41	December 2020
Asha Sharma	32	December 2020	Nominating and Corporate Governance Committee
Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our board of directors at this time.
Board Nominees — Class I Directors
Javier Saade has served as a director since December 2020. Mr. Saade is Venture Partner at Fenway Summer, a position he has held since 2016, and Managing Partner of Impact Master Holdings, a position he has held since 2019. He also serves as Chairman of the Board of GP Funding, Inc., a Presidio, Fiera Comox and Edmond de Rothschild backed financial services firm, a position he has held since 2019 and as Director of Softbank’s SVF Investment Corp., a position he has held since 2021. Until recently, Mr. Saade was a Trustee of The Nature Conservancy and Pan American Development Foundation and served on the Global Board of Advisors of Docusign, Inc. and Board of Advisors of Univision Communications. Previously, Javier was appointed by the White House as Associate Administrator of the U.S. Small Business Administration and was its Chief of Investment and Innovation and also served on the Committee for Small and Emerging Companies at the U.S. Securities & Exchange Commission from 2013 to 2015. Prior to public service he spent over 20 years at organizations that include McKinsey & Company, Booz Allen & Hamilton, Bridgewater Associates, Abbott Laboratories and Air America Media, a company he co-founded. He holds a B.S. in Industrial Management from Purdue University, an M.S. in Operations & Technology from the Illinois Institute of Technology and an M.B.A. from Harvard Business School. Mr. Saade is well qualified to serve as director due to his broad experience in business as a venture capital and private equity investor, entrepreneur, operating executive and policymaker.
Chris Terrill has served as a director since December 2020. Mr. Terrill served as the Chief Executive Officer and a director of ANGI Homeservices, an international digital marketplace for home services that helps connect consumers with home professionals in the United States and other countries under various brands, including HomeAdvisor® and Angie’s List, among others, from September 2017 to November 2018. Prior to assuming that role in September 2017, Mr. Terrill served as Chief Executive Officer of HomeAdvisor.com, a wholly owned subsidiary of IAC, from May 2011. Prior thereto, he held senior marketing positions at Nutrisystem.com, the leader in the direct-to-consumer diet space, serving as its Chief Marketing Officer and Executive Vice President of eCommerce from June 2009 to May 2011 and Senior Vice President of e-commerce from January 2007 to June 2009. For one year prior to joining Nutrisystem.com, he served as Vice President of Product and Marketing for Blockbuster.com, the online division of Blockbuster Inc. Additionally, he spent six (6) years with Match.com where he held several senior marketing roles, his last being Vice President of New Brands & Verticals, where he developed and launched new online brands, including Chemistry.com. Mr. Terrill has served as a director of Realogy since July 2016, CareerWise since March 2019 and Infogroup since August 2019. Mr. Terrill is also a former director of Neat, serving from November 2010 to November 2015 and NKBA, serving from November 2013 to December 2017. Mr. Terrill holds a B.S. from the University of Texas at Austin and an M.B.A. from the University of Houston. Mr. Terrill is well qualified to serve as director due to his extensive leadership experience as CEO of ANGI Homeservices as well as director at other public companies.
Margaret Whelan has served as a director since December 2020. Ms. Whelan also served as an independent director of PTAC from its IPO until the consummation of the Merger. Since November 2014, Ms. Whelan has served as the Founder and Chief Executive Officer of Whelan Advisory LLC, a boutique investment banking firm focused on the residential real estate industry. In this role, she provides strategic and financial counsel to leaders of both public and private real estate companies in the U.S. and globally. From September 2013 to November 2014, she served as Chief Financial Officer of Tricon Capital Group Inc., a private equity firm specializing in residential real estate. Previously, she served in positions with JP Morgan Chase (2007 to 2013), UBS Financial Services Inc. (1997 to 2007) and Merrill Lynch & Co. (1995 – 1997). Between June 2015 and May 2019, Ms. Whelan served on the board of directors of TopBuild Corp. (NYSE: BLD), as an independent director and member of the audit, compensation and nominating and governance committees. Since September 2017, she has served on the board of directors of Mattamy Homes, North America’s largest privately owned homebuilder. She also serves on the advisory boards of John Burns Real Estate Consulting and the Housing Innovation Alliance. Ms. Whelan holds a Bachelor of Commerce in Finance degree from the University College Dublin (Ireland). Ms. Whelan is well qualified to serve as a director due to her extensive investment banking and advisory experience.
Continuing Directors — Class II Directors
Thomas D. Hennessy has served as a director since December 2020. Mr. Hennessy also served as PTAC’s Co-Chief Executive Officer, President and a director from PTAC’s inception until the consummation of the Merger in December 2020. Since December 2020, Mr. Hennessy has served as the Chairman, Co-CEO, and President of PropTech Investment Corporation II, a $230 million blank check company focused on real estate technology. Since December 2020, Mr. Hennessy has served as a Director of 7GC & Co.

Holdings, a $230 million blank check company focused on technology investments. Mr. Hennessy has served as the Managing Partner of Real Estate Strategies of Hennessy Capital LLC since July 2019. From September 2014 to July 2019, Mr. Hennessy served as a Portfolio Manager of ADIA, the largest global institutional real estate investor, where he was responsible for managing office, residential, and retail assets in the U.S. totaling over $2.1 billion of net asset value or $5.0 billion of gross asset value. While at ADIA, Mr. Hennessy executed over $475 billion of equity commitments to U.S. acquisitions and developments and over $435 million of limited partner equity commitments to opportunistic real estate equity funds, real estate credit funds, and real estate technology venture capital funds. Mr. Hennessy also created and led ADIA’s PropTech investment mandate, which included committing equity to PropTech. From January 2011 to April 2014, Mr. Hennessy served as an associate at Equity International Management LLC, an opportunistic real estate private equity fund founded by Sam Zell, where he evaluated investments and structured equity investments in real estate operating platforms in emerging markets. From September 2009 to January 2011, Mr. Hennessy served as an associate for CERES Real Estate Partners LLC, a private investment management company. From June 2007 to June 2009, Mr. Hennessy served as an analyst in the investment banking division of Credit Suisse, where he focused on mergers and acquisitions for companies in the real estate, gaming, lodging and leisure sectors as well as public and private financings of equity, debt and structured products. Mr. Hennessy holds a B.A. degree from Georgetown University and an M.B.A. from the University of Chicago Booth School of Business. Mr. Hennessy is well qualified to serve as director due to his extensive real estate, private equity and experience with respect to technological innovation in the real estate industry.
Alan Pickerill has served as a director since December 2020. Mr. Pickerill has served in a variety of finance and accounting roles, mainly for publicly traded technology companies. Most recently he served as Expedia Group’s Executive Vice President, Chief Financial Officer and Treasurer from September 2017 to December 2019 and had been with the Company since 2008. Mr. Pickerill oversaw Expedia Group’s accounting, financial reporting and analysis, investor relations, treasury, internal audit, tax and global real estate teams. Previously, he served as Expedia Group’s Senior Vice President of Investor Relations and Treasurer from July 2015 to September 2017. Mr. Pickerill was a director of Legacy Porch from September 2019 until the Closing of the Business Combination. Mr. Pickerill began his career as an accountant for seven (7) years at Deloitte and Touche before working at a variety of publicly traded technology and internet companies, including serving as CFO of INTERLINQ Software Corporation, a publicly traded technology provider, as well as roles at Microsoft and Getty Images. Mr. Pickerill was licensed as a certified public accountant in Washington in 1991. Mr. Pickerill holds a B.A. degree in Business and Accounting from the University of Washington’s Michael G. Foster School of Business. Mr. Pickerill is well qualified to serve as director due to his extensive experience in finance-related leadership roles in a public technology company.
Regi Vengalil has served as a director since December 2020. Mr. Vengalil is the Chief Financial Officer of Egencia, the corporate travel division of Expedia Group. Mr. Vengalil joined Egencia as Chief Financial Officer in November 2019 after previously serving as Global Head of Corporate Development & Strategy for Expedia Group from January 2017 to November 2019. Prior to that, Mr. Vengalil was an executive at Lending Club, an online lending marketplace, serving as Vice President, Strategy, M&A and Business Operations from May 2016 until January 2017. Previously Mr. Vengalil served as Vice President, Head of Strategy and Business Operations of Lending Club from November 2015 to May 2016 and Senior Director, Head of Corporate Strategy from October 2014 to November 2015. Mr. Vengalil holds a B.S. in Economics and an M.B.A., both earned with honors, from the Wharton School at the University of Pennsylvania. Mr. Vengalil is well qualified to serve as director due to his extensive experience in M&A leadership at a large public technology company and financial, M&A and strategy experience across regions, industries and functions.
Continuing Directors — Class III Directors
Matt Ehrlichman is Chief Executive Officer and Chairman for the Company. Prior to founding Legacy Porch in 2011, Mr. Ehrlichman was Chief Strategy Officer at Active Network, responsible for approximately 85% of the company’s P&L. Mr. Ehrlichman joined Active Network in 2007 and helped grow its revenues from $65 million in 2006 to $420 million and an IPO in 2011. Before joining Active Network, Mr. Ehrlichman was co-founder and Chief Executive Officer at Thriva, which was acquired by Active Network in

March 2007 for approximately $60 million in cash and stock. Mr. Ehrlichman built Thriva out of his dorm room at Stanford University, where he received his B.S. in Entrepreneurial Engineering and M.S. in Management Science and Engineering. In 2014, Mr. Ehrlichman was named USA TODAY’s Inaugural Entrepreneur of the Year. Mr. Ehrlichman is qualified to serve as a director due to his extensive leadership and business experience in the home and technology industries.
Asha Sharma has served as a director since December 2020. Ms. Sharma is a senior business executive and currently the Chief Operating Officer of Instacart, which is North America’s largest third-party provider of online grocery stores. In this role, Ms. Sharma oversees the Instacart Marketplace, which includes the Instacart app, and Instacart logistics, growth and marketing, as well as focuses on engaging new and current customers. Before joining Instacart, Ms. Sharma was Vice President of Product for Messenger at Facebook Inc. (NASDAQ: FB), a service used globally by more than 1.3B people and over 40M businesses in 190+ countries. As part of Ms. Sharma’s role, she was responsible for Messenger and Instagram Direct user engagement, revenue, privacy, and integrity. Prior to Messenger, Ms. Sharma led the Facebook Inc. Social Impact product teams including charitable giving, crisis response, health, AMBER alerts, and mentorship. As both an entrepreneur and executive, Ms. Sharma brings 15 years of experience building, growing and transforming businesses, with deep focus in consumer product and online marketplaces. Before Facebook Inc., Ms. Sharma was the Chief Operating Officer and early team member of Legacy Porch. Ms. Sharma served as Chief Marketing officer of Legacy Porch from May 2013 to July 2015. Prior to that, Ms. Sharma started her career by founding two companies, one of which was recognized by the President of the United States in 2012. She graduated top of her class at University of Minnesota’s Carlson School of Management. Ms. Sharma spends her time between San Francisco and Seattle with her husband and son. She is currently a board trustee of the Seattle Foundation, one of the largest global foundations managing billions in assets. Ms. Sharma is well qualified to serve as director due to her prior experience with the Company and current product leadership building the one of the largest technology services in the world.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS I BOARD NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE
Classified Board of Directors
Our board of directors is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.
Director Independence
Our common stock is listed on The Nasdaq Capital Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that, with the exception of our Chief Executive Officer, Matt Ehrlichman, each member of our board of directors is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Leadership Structure
Our corporate governance guidelines provide that the roles of chair of the board and chief executive officer may be separated or combined. Our board of directors has appointed Matt Ehrlichman to serve as chair of the board. As chair of the board, Mr. Ehrlichman will preside at, and chair, board meetings and meetings of our stockholders, serve as liaison for stockholders who request direct communication with the board, and perform such additional duties as our board of directors may otherwise request.

Based on discussions to date among directors, our board of directors expects to establish the role of a customary lead independent director and appoint a director to fill such position this year.
Role of the Board in Risk Oversight
The board of directors has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight through the regular reporting to the board of directors by the audit committee. The audit committee represents the board of directors by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and information technology functions, the audit committee reviews and discusses all significant areas of our business and summarizes for the board of directors all areas of risk and the appropriate mitigating factors. In addition, our board of directors receives periodic detailed operating performance reviews from management.
Evaluations of the Board of Directors
The board of directors evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our nominating and corporate governance committee. The board of directors discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the board of directors or any committee thereof or of the directors.
Meetings of the Board of Directors
During the year ended December 31, 2020, or board of directors held one meeting following the Closing. During 2020, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the board of directors and each committee of which he was a member. Each director is also encouraged and expected to attend the Company’s Annual Meeting.
Board Committees
Our board of directors has established an audit committee, a compensation committee, a mergers and acquisitions committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Copies of the charters for each committee are available on the investor relations page of our website at https://ir.porchgroup.com/. The information in or accessible through our website is not incorporated into, and is not considered part of, this proxy statement. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
The following table provides membership and meeting information for 2020 for each of these committees of our board of directors:
Name	Audit	Compensation	Nominating and Corporate Governance	Mergers & Acquisitions
Matt Ehrlichman	—	—	—	—
Alan Pickerill	X*	—	X	—
Asha Sharma	—	—	X	—
Chris Terrill	—	X	—	X
Javier Saade	X	—	—	—
Margaret Whelan	X	X	—	—
Regi Vengalil	—	—	—	X*
Thomas D. Hennessy	—	X*	—	X
Joe Hanauer	—	—	X*	—
Total meetings held in 2020 following the Closing	1	1	1	0

*
Committee Chair

Audit Committee
Our audit committee consists of Alan Pickerill, Javier Saade and Margaret Whelan, with Alan Pickerill serving as the chair. Our board of directors determined that the members of our audit committee are independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors also determined that Mr. Pickerill and Ms. Whelan are “audit committee financial experts” as defined by the applicable SEC rules.
Our audit committee operates under a written charter that satisfies the applicable Nasdaq listing standards. The purpose of the audit committee, as set forth in its charter, is to prepare the audit committee report required by the SEC to be included in our proxy statement and to assist our board of directors in overseeing and monitoring (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function and (5) the performance of our independent registered public accounting firm.
Compensation Committee
Our compensation committee consists of Thomas D. Hennessy, Chris Terrill and Margaret Whelan, with Thomas D. Hennessy serving as chair. Our board of directors has determined that each member of our compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.
Our compensation committee operates under a written charter that satisfies the applicable Nasdaq listing standards. The purpose of the compensation committee, as set forth in its charter, is to assist our board of directors in discharging its responsibilities relating to (1) setting our compensation program and compensation of our executive officers and directors, (2) monitoring our incentive and equity-based compensation plans and (3) preparing the compensation committee report required to be included in our proxy statement under the rules and regulations of the SEC.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Javier Saade, Alan Pickerill and Asha Sharma, with Javier Saade serving as chair. Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the applicable Nasdaq listing standards.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards. The purpose of our nominating and corporate governance committee, as set forth in its charter, is to assist our board of directors in discharging its responsibilities relating to (1) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (3) identifying board of directors members qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (4) reviewing and recommending to the board of directors corporate governance principles applicable to us, (5) overseeing the evaluation of the board of directors and management and (6) handling such other matters that are specifically delegated to the committee by the board of directors from time to time.
Mergers and Acquisitions Committee
Our board of directors has established a mergers and acquisitions committee. The mergers and acquisitions committee consists of Regi Vengalil, who serves as the chairperson, Thomas D. Hennessy and Chris Terrill, with Regi Vengalil serving as chair.

The purpose of the mergers and acquisitions committee, as set forth in its charter, is to assist our board of directors in discharging its responsibilities relating to (1) reviewing and evaluating the Company’s acquisition, investment and divestiture strategies and (2) evaluating acquisition, investment and divestiture opportunities, when and as appropriate.
In the process of identifying, screening and recommending director candidates to the full board of directors, our nominating and corporate governance committee takes into consideration the needs of the board of directors and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, analytical ability, independence, diversity of experience and viewpoints, and their willingness to devote adequate time to board of directors duties. The board of directors evaluates each individual in the context of the board of directors as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, the nominating and corporate governance committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for the board of directors are chosen. The nominating and corporate governance committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies. Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition.
Code of Ethics and Business Conduct
We have adopted a code of business conduct and ethics that applies to all of our directors, employees, officers, consultants and independent contractors. The code of business conduct and ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the code of conduct and ethics has been filed with the SEC and will be provided without charge upon written request to our General Counsel and Secretary, in writing at 2200 1st Avenue S., Suite 300, Seattle, Washington 98134. A copy of the code of conduct and ethics can also be found at https://ir.porchgroup.com/corporate-governance/governance-documents. The Company intends to disclose any amendments to or waivers of certain provisions of its code of business conduct and ethics on our website.
Stock Ownership by Directors
Our board of directors believes that an ownership stake in the Company strengthens the alignment of interests between directors and stockholders. Accordingly, each non-employee director is required to own common stock (or equivalents) having a value of at least three times the annual cash retainer fee, within five years of becoming a director. In the event that the annual retainer fee is increased, non-employee directors will have three years to meet the new ownership guidelines. Our board of directors will evaluate whether exceptions should be made for any director on whom these guidelines would impose a financial hardship.
Prohibition on Hedging and Pledging of Company Securities
The Company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Stockholder Communications
Any stockholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o General Counsel and Secretary, Porch Group, Inc. 2200 1st Avenue South, Suite 300, Seattle, WA 98134.

The communication must include the stockholder’s full legal name (and, with respect to entity stockholders, the full legal names of such entity’s owners), address, email, phone number, and an indication that the person is our stockholder. The General Counsel and Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter.
Information About Our Executive Officers
The following table sets forth information with respect to our executive officers as of April 29, 2021:
Name	Age	Position(s)
Matt Ehrlichman	41	Chief Executive Officer and Chairman
Matthew Neagle	42	Chief Operating Officer
Marty Heimbigner	62	Chief Financial Officer
Additional biographical descriptions of the executive officers are set forth in the text below. A description of the business experience of Matt Ehrlichman is provided above under the heading “Proposal One — Election of Class I Directors — Information Regarding Nominee and Continuing Directors.”
Matthew Neagle is Chief Operating Officer for the Company. As Chief Operating Officer, Mr. Neagle leads efforts to drive organic growth of the Company’s software and services platform and manages the day-to-day rhythms of the business. Previously, Mr. Neagle also served as Legacy Porch’s Chief Revenue Officer from March 2017 to July 2020, Legacy Porch’s Chief Customer Officer from January 2016 to March 2017 and Legacy Porch’s Vice President, Operations from July 2014 to January 2016. Prior to joining the Company, Mr. Neagle worked at Amazon, leading the expansion of Kindle into stores in China, India, and Japan and at Google, leading the teams to help small businesses to acquire and retain customers online through AdWords. Mr. Neagle is a long-time leader, alumnus and supporter of AIESEC, the world’s largest student organization. Mr. Neagle holds a B.A., B.S.E. and M.B.A. from the University of Michigan.
Marty Heimbigner is Chief Financial Officer for the Company, a position he has held since June 2020. Before joining the Company, Mr. Heimbigner served as Chief Financial Officer of WASH Multifamily Laundry Systems, LLC from December 2017 to May 2020. Before that, Mr. Heimbigner served as Chief Financial Officer of TheMaven, Inc. from March 2017 to December 2017. Additionally, Mr. Heimbigner was a partner at Pacific CFO Group, LLC from November 2012 to June 2020, where he served as an advisor and senior finance and accounting executive at client companies of the firm. From November 2014 to May 2016, Mr. Heimbigner was Chief Financial Officer of BSQUARE Corporation. From January 2003 to November 2012 Mr. Heimbigner was a partner with Tatum LLC, where he similarly served in senior finance and accounting executive roles with client companies. From January 2009 to April 2010 Mr. Heimbigner was President, Chief Executive Officer and a director at City Bank, headquartered in Lynnwood, Washington. He has held other senior partner or financial leadership positions earlier in his career at companies including Demand Media, Intelligent Results (acquired by First Data), Airbiquity Inc., Washington Energy Company, and KPMG. Mr. Heimbigner holds a B.A. from Washington State University and an Executive M.B.A. degree from the University of Washington. He is a Certified Public Accountant in the State of Washington.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since January 1, 2020 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.
Certain Relationships and Related Person Transactions — the Company
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Merger, PTAC, PTAC’s sponsor, HC PropTech Partners I LLC (the “Sponsor”), the holders of the Founder Shares (as defined below), and certain other holders of Common Stock (collectively, the “A&R RRA Parties”) entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with the Company, which became effective upon the consummation of the Merger. In accordance with the A&R RRA, the A&R RRA Parties and their permitted transferees are be entitled to, among other things, customary registration rights, including demand, piggy-back and shelf registration rights. The A&R RRA also provides that the Company will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act of 1933, as amended (the “Securities Act”).
Pursuant to the A&R RRA, the Sponsor and the holders of the Founder Shares have agreed to be subject to a 1-year lockup in respect of their Founder Shares (as converted into shares of Common Stock); Matt Ehrlichman has agreed to be subject to a 1-year lockup in respect of his shares of Common Stock; and another holder of Common Stock has agreed to be subject to a 180-day lockup in respect of its shares of Common Stock, in each case subject to certain customary exceptions (including the attainment of certain trading price thresholds).
Indemnification Agreements
In connection with the consummation of the Merger, the Company entered into indemnification agreements with its directors and executive officers. Those indemnification agreements and the Amended and Restated Bylaws require the Company to indemnify all directors and officers to the fullest extent permitted by Delaware law against any and all expenses, judgments, liabilities, fines, penalties, and amounts paid in settlement of any claims. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law.
Certain Relationships and Related Person Transactions — PTAC
The relationships and transactions described in this section were previously disclosed in the Company’s definitive proxy statement/consent solicitation/prospectus (File No. 333-249468), filed with the SEC on December 3, 2020 (the “definitive proxy statement/consent solicitation/prospectus”).
Founder Shares
In July 2019, the Sponsor, paid $25,000 in offering expenses on PTAC’s behalf in exchange for the issuance of 3,881,250 founder shares. In October 2019, PTAC effected a stock dividend for approximately 0.11 shares for each founder share outstanding, resulting in the Sponsor holding an aggregate of 4,312,500 founder shares (up to 562,500 shares of which were subject to forfeiture to the extent the underwriters did not exercise their over-allotment option in full) (the “Founder Shares”). In October 2019, the Sponsor transferred 25,000 Founder Shares to each of Mark Farrell, Jack Leeney, Courtney Robinson and Margaret Whelan, PTAC’s directors, and Greg Ethridge, PTAC’s senior advisor. On November 26, 2019, the underwriters exercised their over-allotment in full; thus, these Founder Shares were no longer subject to forfeiture. The Founder Shares automatically converted into shares of Class A Common Stock at the time of our initial business combination on a one-for-one basis, were reclassified as shares of Common Stock in connection with the adoption of our Amended and Restated Charter, and are subject to certain transfer restrictions, as described in more detail below.
The Sponsor and PTAC’s officers and directors have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (A) one year after the completion of the Merger or (B) subsequent to the Merger, if the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Merger. Any permitted transferees will be subject to the same restrictions and other agreements of the Sponsor and PTAC’s officers and directors with respect to any founder shares.
Private Placement Warrants
Simultaneously with the consummation of PTAC’s initial public offering (“IPO”), PTAC completed the sale of private placement warrants to the Sponsor in a private placement, generating gross proceeds of $5.7 million (the “Private Placement Warrants”). Each Private Placement Warrant is exercisable for one share of our Common Stock at an exercise price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from PTAC’s IPO held in a trust account for the benefit of the Company. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees.
The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until 30 days after the completion of the Merger.
Administrative Support Agreement
PTAC agreed to pay $10,000 a month for office space, utilities, and secretarial and administrative support to the Sponsor. Services commenced on the date the securities were first listed on the NASDAQ and terminated upon the consummation of the Merger. PTAC incurred $30,000 and $90,000 for expenses in connection with such services for the three and nine months ended September 30, 2020, respectively, which is reflected in the accompanying condensed consolidated statements of operations.
Certain Relationships and Related Person Transactions — Legacy Porch
The relationships and transactions described in this section were previously disclosed in the definitive proxy statement/consent solicitation/prospectus.
Warrant Cancelation Agreements
In connection with the consummation of the Merger, Legacy Porch and holders of warrants to purchase Legacy Porch capital stock, including certain holders of more than 5% of Legacy Porch’s capital stock (the “Legacy Porch Warrantholders”) entered into Warrant Cancelation Agreements (each, a “Warrant Cancelation Agreement”) All warrants held by the Legacy Porch Warrantholders that entered into a Warrant Cancelation Agreement were cancelled in connection with the Closing in exchange for payment of such Legacy Porch Warrantholder’s portion of the total merger consideration for its unexercised In-The-Money Warrants, subject to the satisfaction of certain conditions set forth in each Warrant Cancelation Agreement. All Underwater Warrants (as such term is defined in the Warrant Cancelation Agreement) held by such Legacy Porch Warrantholders were canceled for no consideration and such Legacy Porch Warrantholder have no further rights with respect to such canceled Underwater Warrants.
Transactions with Law Firm
An immediate family member of Matt Ehrlichman is a partner of a law firm retained by Legacy Porch. In the year ended December 31, 2020, Legacy Porch purchased services from this law firm in the amount of approximately $356,148.
Issuance of Amended and Restated Valor Note
In December 2019, Legacy Porch and certain of its affiliates issued to Valor Equity Partners (“Valor”) a promissory note with an aggregate principal amount of $3,000,000 (the “Valor Note”). On July 22, 2020, the parties amended and restated the Valor Note (the “Amended and Restated Valor Note”). Under the Amended and Restated Valor Note, Valor is entitled to a $1.0 million modification fee which became payable on the Closing Date. In connection with the Amended and Restated Note, Valor was granted a warrant to purchase 967,734 shares of Series C Preferred Stock of Legacy Porch at a $0.01 issue price. In connection with the Amended and Restated Valor Note, Matt Ehrlichman and one of his affiliates entered into a secured guarantee, dated as of July 22, 2020 (the “Secured Guarantee”), in favor of Valor and a pledge agreement, dated as of July 22, 2020 (the “Pledge Agreement”), with Valor. Under the Secured Guarantee, Mr. Ehrlichman and his affiliate unconditionally guaranteed, on a joint and several basis, all indebtedness and fees owed by Legacy Porch under the Amended and Restated Valor Note. In connection with the Amended and Restated Valor Note, Valor, Mr. Ehrlichman and Legacy Porch also entered into an amended and restated voting agreement (the “Amended and Restated Voting Agreement”), pursuant to which Mr. Ehrlichman agreed to extend a previously-existing voting arrangement entered into in connection with the Valor Note until the later of the consummation of the Merger or repayment of the Amended and Restated Valor Note. In the Amended and Restated Voting Agreement, Mr. Ehrlichman agreed to vote his Legacy Porch shares to ensure the maintenance of the size of the Legacy Porch board of directors prior to the Merger and designation of certain directors thereon. Under the Pledge Agreement, (i) Mr. Ehrlichman and his affiliate pledged certain of their respective shares of Legacy Porch capital stock to Valor, and (ii) Mr. Ehrlichman issued Valor an irrevocable standby letter of credit dated as of July 28, 2020. In connection with the consummation of the Merger, the full amount of the Amended and Restated Valor Note was repaid and the Secured Guarantee, the Pledge Agreement and the Amended and Restated Voting Agreement were terminated.
Grant of Restricted Stock to Ehrlichman
Prior to the closing of the Merger, Mr. Ehrlichman was granted a restricted stock award under Legacy Porch’s 2012 Equity Incentive Plan (the “2012 Plan”) which was converted into an award of 1,000,000 restricted shares of the Company Common Stock upon the closing of the Merger. The award will vest in one-third installments if certain stock price triggers are achieved within 36-months following the closing of the Merger as follows: (i) one-third (1/3) of the shares will vest if the closing price of a Company share is greater than or equal to $18.00 over any 20 trading days within any 30-consecutive trading day period; (ii) one-third (1/3) of the shares will vest if the closing price of a Company share is greater than or equal to $20.00 over any 20 trading days within any 30-consecutive trading day period; and (iii) the remaining one-third (1/3) of the shares will vest if the closing price of a Company share is greater than or equal to $22.00 over any 20 trading days within any 30-consecutive trading day period. If Mr. Ehrlichman’s employment with the Company or its affiliates is terminated prior to the award being fully vested, then the award will be terminated and cancelled, provided that if Mr. Ehrlichman’s employment is terminated by the Company or its affiliates without cause or Mr. Ehrlichman resigns due to good reason (in each case, as defined in the award agreement), the award will remain outstanding and will vest to the extent the stock price triggers are achieved during the 36-month period.
Procedures with Respect to Review and Approval of Related Person Transactions
Following the consummation of the Merger, the Company’s board of directors adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
•
any person who is, or at any time during the applicable period was, one of the Company’s executive officers or a member of the Company’s board of directors;

•
any person who is known by the Company to be the beneficial owner of more than five percent (5%) of our voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of our voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

The Company also adopted policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee will have the responsibility to review related person transactions.

DIRECTOR COMPENSATION
The Company’s historical director compensation program has consisted of cash and equity compensation. With respect to 2020, each non-employee director earned cash fees as set forth below and Mr. Hanauer received option awards in 2020 with respect to 20,000 shares of Company common stock (9,395 shares following the post-merger conversion) and which vest in quarterly instalments over a one-year period. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.
In connection with the Business Combination, the compensation committee of the Company’s board of directors retained Aon to assist in developing the following post-Business Combination non-employee director compensation program, which became effective as of the closing of the Business Combination:
•
Annual Board Cash Retainer:    $30,000

•
Annual Restricted Stock Unit Award:    $80,000 (which will be adjusted annually based on the then-current market capitalization of the Company)

•
Committee Member Retainers (paid in restricted stock units):

•
Audit Committee:    $10,000

•
Compensation Committee:    $5,000

•
Governance and Nominating Committee:    $3,250

•
M&A Committee:    $5,000

•
Additional Committee Chair Retainers (paid in restricted stock units):

•
Audit Committee:    $20,000

•
Compensation Committee:    $10,000

•
Governance and Nominating Committee:    $7,500

•
M&A Committee:    $10,000

The restricted stock unit awards will vest on the one (1) year anniversary of the grant date, with the resale restrictions applicable to two-thirds (2/3) of the restricted stock units expiring in equal increments on the first and second anniversaries of the vesting date. The restricted stock units will vest and the resale restrictions will lapse in the event the director ceases to serve on the board due to death, disability or removal without cause. In addition, in the event of a change in control in which the awards are not effectively assumed, the restricted stock units will vest in full and the resale restrictions will lapse. In March 2021, then-serving non-employee directors received a pro-rated restricted stock unit award for their service between the closing of the Business Combination and the date of the Annual Meeting. These restricted stock unit awards will vest in full upon the date of the Annual Meeting, subject to the director’s continued service through such date.
2020 Director Compensation Table
The following table sets forth information for the year ended December 31, 2020 regarding the compensation awarded to or earned by certain of the Company’s non-employee directors. Mr. Ehrlichman, the Company’s Chief Executive Officer, does not receive any additional compensation for his service as a member of the Company’s board of directors. Please see the 2020 Summary Compensation Table for the compensation paid or awarded to Mr. Ehrlichman for 2020. As noted above, in March 2021, each then-serving non-employee director received a pro-rated restricted stock unit award for service between the closing of the Business Combination and the Annual Meeting. In accordance with SEC disclosure rules, the pro-rated restricted stock unit awards are treated as 2021 compensation and excluded from the table below.
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Joe Hanauer	$54,000	$15,750	$69,750
Thomas Hennessy	0	0	0
Alan Pickerill	58,000	0	58,000
Javier Saade	0	0	0
Asha Sharma	54,000	0	54,000
Chris Terrill	0	0	0
Regi Vengalil	0	0	0
Margaret Whelan	0	0	0

(1)
Amounts reported in this column reflect the aggregate grant date fair value of stock options awarded in 2020 to Mr. Hanauer, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation based on the fair market value of a share of Company common stock on the date of grant. As of December 31, 2020, Mr. Hanauer, Mr. Pickerill and Ms. Sharma held outstanding options to acquire Company common stock with respect to 63,225 shares, 35,231 and 275,500 shares, respectively. Messrs. Hennessy, Saade, Terrill and Vengalil and Ms. Whelan did not hold any unvested equity awards as of December 31, 2020.

EXECUTIVE COMPENSATION
Overview
We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies as the Company is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for the Company’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer whose total compensation for 2020 exceeded $100,000 and who were serving as executive officers as of December 31, 2020. We refer to these individuals as “named executive officers.” For 2020, the Company’s named executive officers and the positions each held as of December 31, 2020 were:
•
Matt Ehrlichman, Chief Executive Officer and Chairman;

•
Marty Heimbigner, Chief Financial Officer; and

•
Matthew Neagle, Chief Revenue Officer.

We expect that the Company’s executive compensation program will continue to evolve to reflect its status as a newly publicly-traded company, while still supporting the Company’s overall business and compensation objectives. The compensation committee of the board of directors is responsible for administering the Company’s executive compensation program and has retained Aon, an independent executive compensation consultant, to help advise on the Company’s executive compensation program.
2020 Compensation of Named Executive Officers
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Mr. Ehrlichman historically has received an annual base salary of $1.00, which was increased to $420,000 in 2020. Please see the “Salary” column in the 2020 Summary Compensation Table for the base salary amounts received by each named executive officer in 2020.
Bonuses
Historically, cash bonuses have been provided on a discretionary basis. Bonus compensation is designed to hold executives accountable, reward the executives based on actual business results and help create a “pay for performance” culture. In 2020, the Company established an annual incentive program for its executive officers eligible to receive target bonus payouts equal to 40% of the named executive officer’s base salary other than Mr. Ehrlichman and pro-rated in the case of Mr. Heimbigner to reflect his start date, with the actual bonus paid determined based on achievement against pre-established performance goals relating to budget achievement and insurance business objectives, with each goal equally weighted. Other than the retention bonuses and Management Carve-Out Plan bonuses, discussed below, the Company did not pay 2020 cash bonuses to the named executive officers.
Retention Bonuses and Management Carve-Out Plan
In February 2020, the compensation committee of the Company’s board of directors granted Mr. Neagle a retention bonus, payable upon a change in control subject to Mr. Neagle’s continued employment through such date. The payout with respect to Mr. Neagle’s retention bonus ranges from approximately $720,000 to approximately $1.8 million depending on the transaction proceeds. While the Business Combination did not constitute a change in control under the February 2020 retention bonus arrangement, in lieu of the retention bonus, Mr. Neagle received a bonus payable under the Management Carve-Out Plan upon the closing of the Business Combination in an amount equal to $500,000 and the February 2020 bonus arrangement was terminated. Messrs. Ehrlichman and Heimbigner also received bonuses under the Management Carve-Out Plan of $1,500,000 and $100,000, respectively, based on the transaction proceeds.

Equity Awards
To further focus the Company’s executive officers on the Company’s long-term performance, the Company has granted equity compensation in the form of stock options. Stock options generally vest 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. In connection with the commencement of his employment with the Company in 2020, Mr. Heimbigner receive an option grant with respect to 500,000 shares (234,880 shares following the post-merger conversion), which will vest 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. In addition, Mr. Heimbigner also received an option grant with respect to 500,000 shares (234,880 shares following the post-merger conversion), scheduled to vest 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment, with the vesting commencement date the occurrence of a liquidity event. The Business Combination constituted a liquidity event for purposes of Mr. Heimbigner’s option award. In connection with the closing of the Business Combination and pursuant to the terms of his offer letter, Mr. Heimbigner received a restricted stock award with a grant date fair value of $200,000 as a transaction bonus, which will vest in one-year following the closing of the Business Combination subject to Mr. Heimbigner’s continued employment through such date. This grant was made in early 2021 and will be reflected as 2021 compensation in the “2021 Summary Compensation Table.”
In 2020, the board allowed employees of the Company to forego a portion of annual base salary in exchange for restricted stock units denominated in a number of shares of Company common stock, with two (2) restricted stock units received for each dollar of foregone salary elected by the employee in July 2020 and one (1) restricted stock unit for each dollar of foregone salary elected by the employee in August 2020. The restricted stock units received are subject to vesting based on the recipient’s continued service and the occurrence of a liquidity event, with the service-based vesting condition for the July 2020 restricted stock units satisfied in 50% increments on October 1, 2020 and July 1, 2021 and the service-based vesting condition for the August 2020 restricted stock units satisfied on March 1, 2021. The Business Combination constituted a liquidity event for purposes of the July 2020 and August 2020 restricted stock units. Any shares received upon settlement of the restricted stock units are subject to a 180-day lock-up period. Messrs. Ehrlichman and Neagle each elected to forego a portion of their 2020 base salary in exchange for restricted stock units denominated in a number of shares of Company common stock. In addition, in June 2020, Mr. Neagle was granted a retention option award with respect to 50,000 shares (23,488 shares following the post-merger conversion) and both Messrs. Ehrlichman and Neagle participated in our milestone option grant program and received option grants with respect to 50 shares and 38,392 shares, respectively (23 shares and 18,035 shares, respectively, following the post-merger conversion).
Prior to the closing of the Business Combination, Mr. Ehrlichman was granted a restricted stock award under the 2012 Plan which was converted into an award of 1,000,000 restricted shares of the Company’s common stock upon the closing of the Business Combination. The award will vest in one-third instalments if certain stock price triggers are achieved within 36-months following the closing of the merger as follows: (i) one-third (1/3) of the shares will vest if the closing price of a share of Company common stock is greater than or equal to $18.00 over any 20 trading days within any 30-consecutive trading day period; (ii) one-third (1/3) of the shares will vest if the closing price of a share of Company common stock is greater than or equal to $20.00 over any 20 trading days within any 30-consecutive trading day period; and (iii) the remaining one-third (1/3) of the shares will vest if the closing price of a share of Company common stock is greater than or equal to $22.00 over any 20 trading days within any 30-consecutive trading day period. If Mr. Ehrlichman’s employment with the Company or its affiliates is terminated prior to the award being fully vested, then the award will be terminated and cancelled, provided that if Mr. Ehrlichman’s employment is terminated by the Company or its affiliates without cause or Mr. Ehrlichman resigns due to good reason (in each case, as defined in the award agreement), the award will remain outstanding and will vest to the extent the stock price triggers are achieved during the 36-month period.
Pursuant to action taken by the compensation committee of the Company’s board of directors in February 2020, outstanding options held by Mr. Neagle will vest upon the occurrence of a “change in control” of the Company, subject to Mr. Neagle’s continued employment through such date. The Business Combination was not a “change in control” of the Company for purposes of his outstanding equity awards.

Pursuant to the terms of the definitive agreement relating to the Business Combination, each named executive officer will be eligible for additional earn-out shares based on their proportional holdings if the Company’s share price achieves certain performance levels over the three-year period following the closing date.
2020 Summary Compensation Table
The following table shows information regarding the compensation of the named executive officers for services performed in the year ended December 31, 2020 and, to the extent required by applicable SEC disclosure rules, the year ended December 31, 2019.
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Options(3)	Stock Awards(3)	Non-Equity Incentive Compensation(4)	All Other Compensation(5)	Total
Matt Ehrlichman, Chief Executive Officer and Chairman	2020	$361,872	$1,500,000	$40	$14,964,212	$0	$3,322	$16,829,446
	2019	1	0	0	0(6)	0	2,665	2,666(6)
Marty Heimbigner(7) Chief Financial Officer	2020	161,887	100,000	837,136	0		0	1,099,023
Matthew Neagle Chief Revenue Officer	2020	232,610	500,000	72,110	275,888		0	1,080,608
	2019	295,577	0	0	0(8)	0	0	295,577

(1)
As noted above, during 2019, Mr. Ehrlichman received an annual base salary of $1. Beginning in 2020, Mr. Ehrlichman’s base salary was increased to $420,000.

(2)
Represents payouts under the Management Carve-Out Plan paid in connection with the closing of the Business Combination.

(3)
Amounts reported in this column reflect the aggregate grant date fair value of stock options and restricted stock unit or restricted stock awards granted in 2020 to our named executive officers, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”) based on the fair market value of a share of Company common stock on the date of grant and, in the case of Mr. Ehrlichman’s restricted stock award granted prior to the closing, based on the probable achievement of the performance goals at the time of grant. Because the vesting condition related to Mr. Ehrlichman’s restricted stock award is considered a market condition and not a performance condition, there is no grant date fair value below or in excess of the amount reflected in the table above for such award based on achievement of the underlying market condition.

(4)
Except for payouts under the Management Carve-Out Plan, none of the named executive officers received an annual incentive bonus with respect to 2020.

(5)
Amount reported in 2020 for Mr. Ehrlichman represents the employee portion of the insurance premiums for health and welfare benefits that are paid by the Company on behalf of Mr. Ehrlichman.

(6)
During 2019, the Company did not grant any equity awards to Mr. Ehrlichman. In May 2019, Mr. Ehrlichman purchased 16,091,277 shares of the Company from Lowe’s Companies, Inc. (“Lowes”) at a price of $0.25 per share, which was lower than the Company’s most recent valuation of fair market value, calculated in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Because the purchase price was below fair market value and Lowes was deemed an “economic interest holder” under FASB ASC Topic 718 with respect to the Company, the Company was required to recognize a compensation expense charge in the Company’s consolidated financial statements for 2019 under FASB ASC Topic 718 in the aggregate amount of $33,231,717 with respect to Mr. Ehrlichman’s share purchase from Lowes. This amount is being excluded from the 2020 Summary Compensation Table as the Company was not a party to the transaction and does not view the stock purchase by Mr. Ehrlichman as compensatory.

(7)
Mr. Heimbigner joined the Company in June 2020.

(8)
During 2019, the Company did not grant any equity awards to Mr. Neagle. In July 2019, Mr. Neagle purchased 316,586 shares of Series A-1 preferred stock and 83,414 shares of Series A preferred stock from Mr. Ehrlichman for a purchase price of $0.25 per share, which was lower than the Company’s most recent valuation of fair market value, calculated in accordance with Section 409A of the Code. The shares purchased from Mr. Ehrlichman were subject to repurchase rights in favor of the Company, with the repurchase right lapsing upon continued service and the occurrence of a liquidity event in the form of an initial public offering or sale of the Company. The service-based repurchase right lapses with respect to 50% of the shares subject to the award on the second anniversary of the grant date and in 25% increments on the third and fourth anniversaries of the grant date. Because the purchase price was below fair market value and Mr. Ehrlichman was deemed an “economic interest holder” under FASB ASC Topic 718 with respect to the Company, the award was deemed granted by the Company under FASB ASC Topic 718, although there was no grant date fair value associated with the award because the performance-based vesting condition was not deemed probable at the time Mr. Neagle purchased such shares. The liquidity event condition was satisfied upon the consummation of the Business Combination. In early 2021, the board of directors waived the Company’s repurchase right with respect to these shares.

Outstanding Equity Awards at 2020 Fiscal Year-End
The following table presents information regarding the outstanding stock options and stock awards held by each of the named executive officers as of December 31, 2020. The share and exercise prices reported in the table below have been adjusted to reflect the post-merger conversion. The following table does not include Earnout Shares (as defined below) that Messrs. Ehrlichman and Neagle received pursuant to the terms of the merger agreement in connection with the Business Combination and which were issued to Messrs. Ehrlichman and Neagle on the same terms as the Company’s other equity holders. Earnout Shares beneficially owned by Messrs. Ehrlichman and Neagle are reflected in the section entitled “Security Ownership of Certain Beneficial Owners and Management” on pages 32 through 33 of this proxy statement.

			Option Awards					Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Matt Ehrlichman	3/23/2017	3/22/2017	281,856(1)(2)	—	—	1.92	3/22/2027	—	—	—	—
	3/23/2017	5/19/2017	281,856(1)(2)	—	—	1.92	3/22/2027	—	—	—	—
	10/28/2018	9/12/2018	1,328,468(2)(3)	—	—	2.73	10/17/2028	—	—	—	—
	6/5/2020	3/31/2020	5(8)	18(8)	—	3.30	6/4/2030	—	—	—	—
	10/2/2020	3/1/2021	—	—	—	—	—	6,829(5)	97,450(4)	—	—
	10/2/2020	3/1/2021	—	—	—	—	—	13,810(5)	197,069(4)	—	—
	12/21/2020	(6)	—	—	—	—	—	—	—	1,000,000(6)	14,270,000(4)
Marty Heimbigner(7)	7/29/2020	6/15/2020	—	234,880(1)	—	3.30	7/28/2030	—	—	—	—
	7/29/2020	12/23/2020	—	234,880(1)	—	3.30	7/28/2030	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—
Matthew Neagle	9/11/2015	9/11/2015	37,580	—	—	3.17	9/10/2025	—	—	—	—
	2/21/2017	1/1/2017	29,801(1)	734(1)	—	1.92	2/20/2027	—	—	—	—
	5/15/2017	4/1/2017	396(1)	794(1)	—	1.92	5/14/2027	—	—	—	—
	8/19/2017	7/1/2017	437(1)	1,527(1)	—	1.92	8/18/2027	—	—	—	—
	8/19/2017	7/1/2017	5,790	—	—	1.92	8/18/2027	—	—	—	—
	6/6/2018	4/1/2018	581(1)	4,645(1)	—	2.06	6/5/2028	—	—	—	—
	6/6/2018	4/1/2018	2,749(1)	4,223(1)	—	2.06	6/5/2028	—	—	—	—
	6/6/2018	4/1/2018	12,667	—	—	2.06	6/5/2028	—	—	—	—
	6/6/2018	3/1/2018	480(1)	3,599(1)	—	2.06	6/5/2028	—	—	—	—
	6/6/2018	3/1/2018	11,515	—	—	2.06	6/5/2028	—	—	—	—
	8/24/2018	7/1/2018	9,260(1)	6,067(1)	—	2.72	8/23/2028	—	—	—	—
	8/24/2018	7/1/2018	15,327	—	—	2.72	8/23/2028	—	—	—	—
	6/5/2020	3/1/2020	8,807(9)	14,681(9)	—	3.30	6/4/2030	—	—	—	—
	6/5/2020	3/1/2020	4,508(8)	13,527(8)	—	3.30	6/4/2030	—	—	—	—
	7/24/2020	7/24/2020	—	—	—	—	—	26,884(10)	383,635(4)	—	—
	7/24/2020	7/1/2020	—	—	—	—	—	31,365(11)	447,579(4)	—	—
	10/2/2020	10/2/2020	—	—	—	—	—	11,201(5)	159,838(4)	—	—
	—	—	—	—	—	—	—	187,904(12)	2,681,390(4)	—	—

(1)
This option vests 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. Options held by Mr. Ehrlichman and the new hire grants awarded to Mr. Heimbigner will vest 50% upon a change in control, with the remaining options vesting in the event of a qualifying termination within 12 months after such change in control, while options held by Mr. Neagle will vest in full upon a change in control subject to Mr. Neagle’s continued employment through such date.

(2)
Because these options may be early exercised for restricted stock, options are reported in this table as “Exercisable.” Please see footnote (1) to this table for the vesting schedule applicable to the option awards.

(3)
This option vests 25% on the first anniversary of the vesting commencement date and in subsequent 1/48th increments for each subsequent month of continuous employment. Of the then-unvested shares subject to the option, 50% will vest immediately upon a change in control, with the remaining unvested portion of the option vesting (i) in the event of a qualifying termination of employment within 12 months after such change in control, or (ii) in the event the acquiror does not assume the Company’s rights and obligations under the option.

(4)
This value is calculated by multiplying the number of shares subject to this award by $14.27, the closing stock price of a share of Company common stock on December 31, 2020.

(5)
This stock award vested on March 1, 2021, subject to the named executive officer’s continued employment through the vesting date.

(6)
This stock award vests in one-third instalments if certain stock price triggers are achieved within 36-months following the closing of the merger as follows: (i) one-third (1/3) of the shares vested in 2021 as a result of the closing price of a share of Company common stock equaling or exceeding $18.00 over 20 trading days within a 30-consecutive trading day period; (ii) one-third (1/3) of the shares will vest if the closing price of a share of Company common stock is greater than or equal to $20.00 over any 20 trading days within any 30-consecutive trading day period; and (iii) the remaining one-third (1/3) of the shares will vest if the closing price of a share of Company common stock is greater than or equal to $22.00 over any 20 trading days within any 30-consecutive trading day period.

(7)
Excluded from this table is a restricted stock unit award with a grant value of $200,000 that Mr. Heimbigner became eligible to receive in connection with the closing of the merger but which was not granted until 2021.

(8)
This option vests 25% on the vesting commencement date and in subsequent 1/13th increments for each subsequent month of continuous employment.

(9)
With respect to half of the shares subject to this option, 50% vests in one year, with six month cliff and monthly thereafter and, with respect to the remaining half of the shares subject to this option, 50% vests on the one-year anniversary of the Vesting Commencement Date and monthly thereafter for the following 36 months, subject to continuous employment.

(10)
This restricted stock unit vested 50% on October 1, 2020 and will vest 50% on July 1, 2021, subject to continuous employment.

(11)
This restricted stock unit vested 50% on each of July 1, 2020 and March 1, 2021.

(12)
Represents shares purchased by Mr. Neagle from Mr. Ehrlichman that were subject to repurchase rights in favor of the Company, with the repurchase right lapsing upon continued service and the occurrence of a liquidity event in the form of an IPO or sale of Porch. The service-based repurchase right were originally scheduled to lapse with respect to 50% of the shares subject to the award in July 2021 and in 25% increments in each of July 2022 and 2023. The liquidity event condition was satisfied upon the consummation of the Business Combination and, in early 2021, the board of directors waived the Company’s repurchase right.

Additional Narrative Disclosure
Severance Arrangements
As of December 31, 2020, neither Mr. Ehrlichman or Neagle were subject to any compensation arrangements providing for severance benefits upon a termination of employment. Under the terms of their respective offers of employment, the named executive officers are subject to restrictive covenants relating to non-competition and non-solicitation of employees while employed by the Company and for 24-months (18-months in the case of Mr. Heimbigner) following the executive officer’s termination of employment.
Mr. Heimbigner’s offer of employment provides that he will be entitled to six (6) months’ severance at his then current base salary upon a termination of employment without cause or due to good reason, as such terms are defined in the offer letter. In addition, in the event of such termination, if Mr. Heimbigner was employed on the last day of the period from which the amount of the annual bonus was to be determined, Mr. Heimbigner’s bonus for such period will be paid in full and if Mr. Heimbigner was employed for over one-half of the performance period but was not employed on the last day of the performance period and the Company was expected to achieve the underlying performance conditions, then Mr. Heimbigner will receive a pro-rated target payout for such year.
The Company and Mr. Neagle entered into a retention agreement in February 2018 (the “Neagle Retention Agreement”), which provides that if Mr. Neagle’s employment with the Company ends for any reason prior to April 21, 2027, the Company must offer to engage Mr. Neagle as an advisor or consultant on terms substantially similar to the Company’s existing board advisory relationships through April 21, 2027 and such engagement may only be terminated for “Cause,” which is generally defined as Mr. Neagle’s (i) willful embezzlement, misappropriation, or fraud which is, in each case, injurious to the Company, (ii) willful misconduct that actually results in material harm or loss to the Company or (iii) conviction of a crime that constitutes a felony, if such felony is related to his advisory role and results in material harm to the Company.
Change in Control Arrangements
Under the terms of the 2012 Plan pursuant to which the Company’s named executive officers received stock options, in the event of a merger or “change in control” (as defined in the 2012 Plan), the administrator of the 2012 Plan may provide that (i) awards will be assumed, (ii) awards will terminate, (iii) awards will vest and become exercisable, realizable or payable, or (iv) participants will receive cash payments or replacement awards in exchange for their outstanding awards. The 2012 Plan also provides that an award will vest in full if such award is not assumed by a successor.
The Neagle Retention Agreement provides that Mr. Neagle will receive a restricted stock award upon a change in control of the Company if he remains employed with, or is still providing services to, the Company through such date. The number of shares subject to the restricted stock award is determined by dividing $400,000 by the change in control price, with such shares fully vested as of the date of the change in control. While the Business Combination did not constitute a change in control under the Neagle Retention Agreement, in lieu of any compensation under the Neagle Retention Agreement, Mr. Neagle received a grant of fully vested shares of Company common stock in early 2021 with a grant date fair value of $400,000 and the Neagle Retention Agreement was terminated
Pursuant to action taken by the compensation committee of the Company’s board of directors in February 2020, outstanding options held by Mr. Neagle will vest upon the occurrence of a “change in control” of the Company, subject to Mr. Neagle’s continued employment through such date.
401(k) Plan
The Company maintains a qualified 401(k) savings plan which allows participants to defer from 0% to 100% of cash compensation up to the maximum amount allowed under IRS guidelines. The Company does not provide any matching or company contributions to the plan. Participants are always vested in their contributions to the plan.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2020 regarding the number of shares of our common stock that may be issued under our equity compensation plans.
	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weights Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	8,829,751(1)	$2.85(2)	11,137,824
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	8,829,751	$2.85	11,137,824

(1)
Includes 6,414,611 shares issuable pursuant to outstanding stock options and 2,415,140 shares issuable pursuant to outstanding restricted stock units under our 2020 Stock Incentive Plan and 2012 Equity Incentive Plan.

(2)
Only option awards were used in computing the weighted-average exercise price.

PROPOSAL TWO
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021
Our board of directors and the audit committee are asking our stockholders to ratify the appointment by the audit committee of Ernst & Young LLP (“E&Y”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2021. Stockholder ratification of such selection is not required by our Amended and Restated Bylaws or any other applicable legal requirement.
However, our board of directors is submitting the selection of E&Y to our stockholders for ratification as a matter of good corporate governance.
In the event our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain E&Y for the fiscal year ending December 31, 2021. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.
E&Y has audited our financial statements since 2015. A representative of E&Y is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.
Principal Accountant Fees and Services
The following table sets forth aggregate fees for professional service rendered by E&Y for the years ended December 31, 2020 and 2019.
	Years Ended December 31,
	2020	2019
Audit fees	$1,981,000	$366,000
Audit-related fees	423,000	—
Tax fees	276,000	88,000
All other fees	—	—
Total fees	$2,680,000	$454,000
Audit fees above are professional services associated with the annual audit of our financial statements, review of interim financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit. Fees in 2020 also consisted of professional services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-4 related to the Business Combination in December 2020. Audit-Related Fees include fees and expenses for due diligence in connection with acquisitions, and related accounting consultations. Tax fees generally include fees related to tax compliance and return preparation, tax planning and advice and tax due diligence in connection with acquisitions. There were no All other fees billed for the years ended December 31, 2020 and 2019.
Determination of Independence
In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Committee of the Board of Directors” and “Report of the Audit Committee.”
Pre-Approval Policy
According to policies adopted by the audit committee and ratified by our board of directors, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The audit committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors.
The audit committee approved all services provided by E&Y during the years ended December 31, 2020 and 2019. The audit committee has considered the nature and amount of the fees billed by E&Y and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining E&Y’s independence.
Recommendation of Our Board of Directors and Audit Committee
OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
Report of the Audit Committee
The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.
In fulfilling its oversight responsibilities, the audit committee:
•
reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2020 with management and E&Y;

•
discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

•
received the written disclosures and the letter from E&Y required by the applicable requirements of the Public Company Accounting Oversight Board; and

•
discussed the independence of E&Y with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC. The audit committee also appointed E&Y as our independent registered public accounting firm for fiscal year ending December 31, 2021.
Submitted by the audit committee of our board of directors:
Alan Pickerill, Chair
Javier Saade
Margaret Whelan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information relating to the beneficial ownership of our common stock as of April 22, 2021, referred to in the table below as the “Beneficial Ownership Date”:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;

•
each of our directors;

•
each of our named executive officers; and

•
all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 96,114,201 shares outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.
Name of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned	Percentage of Outstanding Common Stock
5% Stockholders:
Matt Ehrlichman(2)	16,658,957	17.3%
Executive Officers and Directors:
Matt Ehrlichman(2)	16,658,957	17.3%
Matthew Neagle(3)	454,211	*
Marty Heimbigner(4)	55,496	*
Thomas D. Hennessy(5)	850,365	*
Alan Pickerill(6)	25,412	*
Javier Saade(7)	2,948	*
Asha Sharma(8)	338,007	*
Chris Terrill(9)	2,448	*
Regi Vengalil(10)	2,448	*
Margaret Whelan(11)	63,130	*
All directors and executive officers as a group (10 individuals)	18,453,422	19.2%

*
Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)
Unless otherwise noted, the business address of those listed in the table above is 2200 1st Avenue S., Seattle, Washington 98134.

(2)
Includes (i) 7,771,559 shares of Common Stock, 691,783 shares of which constitute restricted shares of Company Common Stock that will vest if the Company achieves certain earnout thresholds prior to the third anniversary of the Closing Date (“Earnout Shares”), 1,447,043 shares of Common Stock that are issuable upon exercise of options granted to Mr. Ehrlichman that are currently exercisable or exercisable within 60 days of April 22, 2021 and 666,666 restricted shares of Common Stock, in each case held directly by Mr. Ehrlichman, and (ii) 6,773,689 shares of Common Stock, 451,965 shares of which constitute Earnout Shares, held by West Equities, LLC, over which Mr. Ehrlichman has sole voting and dispositive power.
(3)
Includes 43,572 Earnout Shares, options to acquire 128,171 shares of Common Stock that have vested or will vest within 60 days of April 22, 2021 and 13,442 restricted stock units that have vested or will vest within 60 days of April 22, 2021.

(4)
Includes 32,179 Earnout Shares and 13,307 restricted shares of Common Stock.

(5)
Includes 2,448 restricted stock units that have vested or will vest within 60 days of April 22, 2021 and 150,000 Private Placement Warrants, each of which is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share.

(6)
Includes 2,413 Earnout Shares, options to acquire 20,551 shares of Common Stock that have vested or will vest within 60 days of April 22, 2021 and 2,448 restricted stock units that have vested or will vest within 60 days of April 22, 2021.

(7)
Includes 2,448 restricted stock units that have vested or will vest within 60 days of April 22, 2021.

(8)
Includes 33,019 Earnout Shares, options to acquire 275,500 shares of Common Stock that have vested or will vest within 60 days of April 22, 2021 and 2,448 restricted stock units that have vested or will vest within 60 days of April 22, 2021.

(9)
Includes 2,448 restricted stock units that have vested or will vest within 60 days of April 22, 2021.

(10)
Includes 2,448 restricted stock units that have vested or will vest within 60 days of April 22, 2021.

(11)
Includes 25,000 Private Placement Warrants, each of which is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share, and 2,448 restricted stock units that have vested or will vest within 60 days of April 22, 2021.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires directors, executive officers, and 10% beneficial owners of the Company’s common stock to file reports concerning their ownership of and transactions in the Company’s common stock. Based on a review of the reports of changes in beneficial ownership of Company common stock and written representations made to the Company, the Company believes that its officers, directors and 10% beneficial owners complied with all filing requirements under Section 16(a) during 2020, except that one Form 3 for Mr. Ehrlichman with respect to his initial statement of beneficial ownership was delinquent by a single day and one Form 4 for each of Messrs. Ehrlichman and Neagle with respect to securities of the Company received in connection with the Business Combination in December 2020 was delinquent by a single day.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://ir.porchgroup.com/, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 29, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.
FORM 10-K
We will make available, on or about April 29, 2021, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on the investor relations page of our website at https://ir.porchgroup.com/.
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC. Requests for such copies should be addressed to our General Counsel and Secretary at the address below:
Porch Group, Inc.
2200 1st Avenue South, Suite 300
Seattle, WA 98134
Attention: General Counsel and Secretary
Telephone: (855) 767-2400
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.
OTHER MATTERS
We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.
If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/08/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. To elect three Class I directors to serve until the 2024 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Javier Saade 02) Chris Terrill 03) Margaret Whelan

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000511530_1 R1.0.0.177

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.KEEP THIS PORTION FOR YOUR RECORDSDETACH AND RETURN THIS PORTION ONLYTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTo withhold authority to vote for anyindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.0 0 00 0 00000511530_1 R1.0.0.177For Withhold For AllAll All ExceptThe Board of Directors recommends you vote FORthe following:1. To elect three Class I directors to serve untilthe 2024 Annual Meeting of Shareholders.Nominees01) Javier Saade 02) Chris Terrill 03) Margaret WhelanPORCH GROUP, INC.2200 1ST AVENUE SOUTH, SUITE 300SEATTLE, WA 98134VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery ofinformation. Vote by 11:59 P.M. ET on 06/08/2021. Have your proxy card in hand whenyou access the web site and follow the instructions to obtain your records and to createan electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/PRCH2021You may attend the meeting via the Internet and vote during the meeting. Have theinformation that is printed in the box marked by the arrow available and follow theinstructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ETon 06/08/2021. Have your proxy card in hand when you call and then follow theinstructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,NY 11717.The Board of Directors recommends you vote FOR the following proposal: For Against Abstain2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for PorchGroup, Inc. for the year ending December 31, 2021.NOTE: The proxies are authorized to vote at their discretion upon any other matter that may properly come beforethe meeting or any adjournment or postponement thereof.Please sign exactly as your name(s) appear(s) hereon. When signing asattorney, executor, administrator, or other fiduciary, please give fulltitle as such. Joint owners should each sign personally. All holders mustsign. If a corporation or partnership, please sign in full corporate orpartnership name by authorized officer.

0000511530_2 R1.0.0.177Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Form 10-K and Proxy Statement are available at www.proxyvote.comPORCH GROUP, INC.Annual Meeting of ShareholdersJune 9, 2021 9:00 AM PDTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Matthew Ehrlichman and Matthew Cullen, or either of them, as proxies, each with the power to appointhis substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares ofCommon Stock of PORCH GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at9:00 AM PDT on June 9, 2021, at www.virtualshareholdermeeting.com/PRCH2021, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will bevoted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side